Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2022 Results

MIAMI, FL (August 9, 2022) - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the second quarter, which ended on July 1, 2022.

Financial Highlights

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Total revenue in the second quarter of 2022 increased 4% to $75.9 million and revenue before reimbursements increased 2% to $74.8 million, as compared to the second quarter of 2021, which exceeded the high end of guidance.
•
Total revenue in the second quarter of 2022 excluding the non-recurring $5.3 million SAP software sale in the second quarter of 2021 increased 12%.
•
GAAP diluted earnings per share was $0.32 in both the second quarter of 2022 and 2021.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.38 in the second quarter of 2022 as compared to $0.39 in the second quarter of 2021, or $0.30 excluding the software sale transaction, an increase of 27% and which exceeded the high end of guidance. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.
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As of the end of the second quarter of 2022, the Company’s remaining share repurchase program authorization was $10.6 million. As of July 1, 2022, the Company's cash balances were $61.7 million, with no outstanding debt.
•
Subsequent to the end of the second quarter, the Company's Board of Directors declared a quarterly dividend of $0.11 per share for its shareholders of record on September 23, 2022, to be paid on October 7, 2022.

“We reported better than expected results driven by the growth and margin expansion of our Strategy and Business Transformation group,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “Additionally, we also signed a significant multi-year IP as-a-Service contract which demonstrates that our investments in our Quantum Leap and Digital Transformation platforms are strategic and valuable to our clients and partners.”

Business Outlook for the Third Quarter of 2022

Based on the Company's current economic outlook:

•
The Company estimates total revenue before reimbursements for the third quarter of 2022 will be in the range of $70.5 million to $72.5 million.

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The Company estimates adjusted diluted earnings per share for the third quarter of 2022 to be in the range of $0.34 and $0.36, assuming a GAAP effective tax rate of 28% instead of the 25% long term tax rate we have been previously utilizing for guidance.

Conference Call and Webcast Details

•
On Tuesday, August 9, 2022, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Second Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 9, 2022, and will run through 5:00 P.M. ET on Tuesday, August 23, 2022. To access the rebroadcast, please dial (888) 296-6948. For International callers, please dial (203) 369-3028.

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In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 9, 2022, and will run through 5:00 P.M. ET on Tuesday, August 23, 2022. To access the replay, visit www.thehackettgroup.comor http://www.streetevents.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock compensation expense, acquisition-related compensation expense, acquisition-related non-cash compensation expense, restructuring and asset impairment reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated financial and business trends relating to the Company’s results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking firm to global companies, offering digital transformation including implementation of leading enterprise cloud applications, workflow automation and analytics that enable Digital World Class performance.

Drawing from our unparalleled IP from nearly 20,000 benchmark studies with the world’s leading businesses – including 97% of the Dow Jones Industrials, 94% of the Fortune 100, 70% of the DAX 30 and 51% of the FTSE 100 – captured through our leading benchmarking platform, Quantum Leap®, and our Digital Transformation Platform, we accelerate best practices implementations.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

The Hackett Group, quadrant logo, World Class Defined and Enabled and Quantum Leap are the registered marks of The Hackett Group, Inc.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, demand for our services, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business through strategic initiatives or otherwise, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, the impact of any federally-mandated vaccine, testing or other COVID-19 related requirements on employee retention and our results of operations, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russian and Ukraine on our business, changes in general economic conditions, inflation and interest rates, our ability to obtain additional debt financing if needed, as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required.

Page 4 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2022	2021	2022	2021
Revenue:
Revenue before reimbursements	$74,768	$72,997	$149,876	$136,407
Reimbursements	1,160	200	1,716	276
Total revenue	75,928	73,197	151,592	136,683

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,483, $3,149, $1,779 and $3,626 of stock compensation expense in the quarters and six months ended July 1, 2022 and July 2, 2021, respectively)	44,701	43,227	92,034	84,397
Reimbursable expenses	1,160	200	1,716	276
Total cost of service	45,861	43,427	93,750	84,673

Selling, general and administrative costs (includes $1,235, $2,168, $874 and $1,614 of stock compensation expense in the quarters and six months ended July 1, 2022 and July 2, 2021, respectively)	15,886	15,553	30,252	28,940
Total costs and operating expenses	61,747	58,980	124,002	113,613

Operating income	14,181	14,217	27,590	23,070

Other expense:
Interest expense	(28)	(25)	(56)	(50)

Income from continuing operations before income taxes	14,153	14,192	27,534	23,020
Income tax expense	3,938	3,660	6,814	6,120
Income from continuing operations	10,215	10,532	20,720	16,900
Loss from discontinued operations (net of taxes)	-	-	-	(7)
Net income	$10,215	$10,532	$20,720	$16,893

Weighted average common shares outstanding:
Basic	31,652	30,094	31,551	30,151
Diluted	32,221	32,970	32,032	32,870

GAAP basic net income per common share:
Income per common share from continuing operations	$0.32	$0.35	$0.66	$0.56
Loss per common share from discontinued operations	-	-	-	(0.00)
GAAP basic net income per common share	$0.32	$0.35	$0.66	$0.56

GAAP diluted net income per common share:
Income per common share from continuing operations	$0.32	$0.32	$0.65	$0.51
Loss per common share from discontinued operations	-	-	-	(0.00)
GAAP diluted net income per common share	$0.32	$0.32	$0.65	$0.51

Page 5 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 1,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$61,680	$45,794
Accounts receivable and contract assets, net	49,485	50,616
Prepaid expenses and other current assets	3,033	5,766
Total current assets	114,198	102,176
Property and equipment, net	18,638	18,026
Other assets	501	620
Goodwill	83,512	85,070
Operating lease right-of-use assets	1,040	1,649
Total assets	$217,889	$207,541

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,400	$7,677
Accrued expenses and other liabilities	30,482	30,297
Contract liabilities (deferred revenue)	14,250	14,616
Operating lease liabilities	1,507	2,299
Total current liabilities	51,639	54,889
Long-term deferred tax liability, net	8,401	7,325
Operating lease liabilities	1,019	1,474
Total liabilities	61,059	63,688

Shareholders' equity	156,830	143,853
Total liabilities and shareholders' equity	$217,889	$207,541

Page 6 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	July 1,	April 1,	July 2,
	2022	2022	2021
Revenue Breakdown by Group:
(in thousands)
S&BT (1)	$33,390	$29,980	$26,496
EEA (2)	36,775	37,965	40,673
International (3)	5,764	7,719	6,028
Total revenue	$75,929	$75,664	$73,197

Revenue Concentration:
(% of total revenue)
Top customer	7%	7%	7%
Top 5 customers	18%	16%	19%
Top 10 customers	26%	24%	30%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,131	1,141	1,037
Total headcount	1,345	1,351	1,246
Days sales outstanding (DSO)	59	61	59
Cash provided by operating activities (in thousands)	$18,235	$6,054	$13,756
Depreciation (in thousands)	$828	$802	$849
Amortization (in thousands)	$10	$144	$263
Capital expeditures (in thousands)	$1,274	$993	$891

Remaining Plan authorization:
Shares purchased (in thousands)	-	31	489
Cost of shares repurchased (in thousands)	$—	$635	$8,603
Average price per share of shares purchased	$—	$20.50	$17.58
Remaining Plan authorization (in thousands)	$10,609	$10,609	$13,575

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	4	126	2
Cost of shares purchased (in thousands)	$76	$2,433	$38
Average price per share of shares purchased	$21	$19	$18

(1) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(2) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(3) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

Page 7 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2022	2021	2022	2021
GAAP NET INCOME	$10,215	$10,532	$20,720	$16,893
Adjustments (1):
Loss from discontinued operations (net of taxes) (2)	-	-	-	7
Non-cash stock compensation expense (3)	2,714	2,542	5,309	4,881
Acquisition-related compensation expense (4)	-	-	-	11
Acquisition-related non-cash stock compensation expense (4)	4	111	8	359
Restructuring and asset impairment reversal	(125)	-	(125)	-
Amortization of intangible assets (5)	10	263	154	524
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	12,818	13,448	26,066	22,675
Tax effect of adjustments above (6)	669	731	1,364	1,441
ADJUSTED NET INCOME (1)	$12,149	$12,717	$24,702	$21,234

GAAP diluted net income per common share	$0.32	$0.32	$0.65	$0.51
Adjusted diluted net income per common share (1)	$0.38	$0.39	$0.77	$0.65
Weighted average common and common equivalent shares outstanding	32,221	32,970	32,032	32,870

____________________________________________________________________________________________________________

(1) The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock compensation expense, acquisition-related compensation expense, acquisition-related non-cash compensation expense, restructuring and asset impairment reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company's European Working Capital group, which is adjusted from the GAAP net income as it is not part of the Company's ongoing results of operations.

(3) Non-cash stock compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes stock-based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by investors.

(4) The Company incurs cash and stock compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently present its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(6) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock compensation was $0.7 million and $0.7 million in 2022 and 2021, respectively; the impact of intangible amortization was $3 thousand and $52 thousand in 2022 and 2021, respectively; and the impact on the restructuring and asset impairment reversal was $32 thousand in 2022. For the six month periods the impact of non-cash stock compensation was $1.4 million and $1.2 million in 2022 and 2021, respectively; the impact of intangible amortization was $32 thousand and $104 thousand in 2022 and 2021, respectively and the impact on the restructuring and asset impairment reversal was $32 thousand in 2022.